Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Xiamen Lutong International Travel Agency Co. Ltd. (the “Company”) on Form 10-K for the year ended June 30, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Zhenhui Huang, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: October 13, 2020	By:	/s/ Zhenhui Huang
Zhenhui Huang
	Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)